Exhibit 23

Consent of Independent Registered Public Accounting Firm

Provectus Pharmaceuticals, Inc.

Knoxville, Tennessee

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-167906 and 333-147783) of Provectus Pharmaceuticals, Inc. of our reports dated March 14, 2012 relating to the consolidated financial statements, and the effectiveness of Provectus Pharmaceuticals Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Chicago, Illinois

March 14, 2012